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Exhibit 3.3

CERTIFICATE OF FORMATION
OF
PLAINS HOLDINGS GP LLC

        This Certificate of Formation, dated August 22, 2007, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the "Act") to form a limited liability company (the "Company") under the Act.

        1.     Name.    The name of the Company is "Plains Holdings GP LLC".

        2.     Registered Office; Registered Agent.    The address of the registered office required to be maintained by Section 18-104 of the Act is:

      c/o Corporation Service Company
      2711 Centerville Road, Suite 400
      Wilmington, Delaware 19808

        The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

      Corporation Service Company
      2711 Centerville Road, Suite 400
      Wilmington, Delaware 19808

        EXECUTED as of the date written first above.

By:	/s/ ANN F. GULLION
	Name:	Ann F. Gullion Authorized Person

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CERTIFICATE OF FORMATION OF PLAINS HOLDINGS GP LLC